                                                Filed Pursuant to Rule 424(b)(3)
                                                   Registration No. 333 - 103073

                           PROSPECTUS SUPPLEMENT NO. 3
                       (TO PROSPECTUS DATED MARCH 6, 2003)

                            SKYWORKS SOLUTIONS, INC.

                                  $230,000,000
                  4.75% CONVERTIBLE SUBORDINATED NOTES DUE 2007
                              AND THE COMMON STOCK
                         ISSUABLE UPON CONVERSION OF THE
                      4.75% CONVERTIBLE SUBORDINATED NOTES

This prospectus supplement relates to resales by selling securityholders of our 4.75% Convertible Subordinated Notes due November 15, 2007 and our common stock issuable upon conversion of the notes.

This prospectus supplement should be read in conjunction with, and may not be delivered or utilized without, the prospectus dated March 6, 2003, including any amendments or supplements thereto.

                   ------------------------------------------

            INVESTING IN THE NOTES OR THE COMMON STOCK ISSUABLE UPON
                THEIR CONVERSION INVOLVES A HIGH DEGREE OF RISK.
            SEE "RISK FACTORS" BEGINNING ON PAGE 5 OF THE PROSPECTUS.

                   ------------------------------------------

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in the table appearing under the heading "Selling Securityholders" in the prospectus is amended by adding the information below with respect to securityholders not previously listed in the prospectus or in any amendments or supplements thereto, and by superceding the information with respect to securityholders previously listed in the prospectus or in any amendments or supplements thereto that are listed below:

                             SELLING SECURITYHOLDERS

                                                                                                                  # OF SHARES OF
                                                                                                                    COMMON STOCK
                                                                                                                TO BE BENEFICIALLY
                                    PRINCIPAL                                                                       OWNED AFTER
                                     AMOUNT OF                           # OF SHARES OF                            COMPLETION OF
                                      NOTES                               COMMON STOCK        # OF SHARES OF      OFFERING AND %
                                   BENEFICIALLY      PERCENTAGE OF        BENEFICIALLY         COMMON STOCK          OF COMMON
       NAME OF SELLING              OWNED THAT            NOTES          OWNED PRIOR TO        THAT MAY BE             STOCK
        SECURITYHOLDER           MAY BE SOLD ($)      OUTSTANDING         THE OFFERING           SOLD (1)         OUTSTANDING (2)
        --------------           ---------------      -----------         ------------           --------         ---------------
Geode U.S. Convertible
Arbitrage Fund                       500,000             0.22%               55,245               55,245                 *


          The date of this prospectus supplement is September 19, 2003.